Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268108 on Form S-8 of our report dated April 30, 2024, relating to the financial statements of Waldencast plc, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/Deloitte & Touche LLP

Costa Mesa, California
April 30, 2024